Exhibit 99.1

Media Release

OTTAWA, February 22, 2018

Mitel Reports Fourth Quarter Results

Revenues exceed consensus estimates

Synergy opportunity of $75M in annual run rate spend now expected

Mitel® (Nasdaq:MITL) (TSX:MNW), a global leader in business communications, today announced financial results for the fourth quarter ended December 31, 2017.

“Our strong fourth quarter performance driven by ongoing customer adoption of Mitel cloud solutions combined with continued solid revenue from our on-site business enabled us to exceed consensus estimates with revenue of $356 million,” said Rich McBee, Mitel Chief Executive Officer. “In line with our move to the cloud strategy, we ended the year with an installed UCaaS subscriber base in excess of 1.1 million seats, and with UCaaS revenue up 158% from a year ago. MiCloud seats installed via service providers in Europe also crossed the 1 million seat mark, a positive market indicator that our move to the cloud strategy is now gaining traction and speed in Europe as cloud momentum builds globally.”

Commenting on the integration of ShoreTel, Mr. McBee said, “In the first full quarter since completing the ShoreTel acquisition we moved quickly and efficiently to integrate the key value drivers for the deal including integration of the portfolios, sale and service teams, and R&D organizations and roadmaps. With the heavy lifting on integration well-advanced, we are now expecting a synergy opportunity of $75M in annual run rate spend to be achieved over two years. With this new synergy target we see opportunity to deliver additional shareholder value from the combination.”

As Reported Financial Highlights from Continuing Operations

in millions (except per share data)	Q4 2017	Q4 2016
		Historical Currency	Constant Currency[1]
GAAP Revenues	$355.9	$259.8	$271.3
Non-GAAP Revenues[2]	$357.4	$259.8	$271.3
GAAP Net Income (Loss)	($1.7)	$13.9	$16.6
Non-GAAP Net Income[3]	$33.1	$27.3	$30.0
GAAP EPS – basic	($0.01)	$0.11	$0.14
Non-GAAP EPS[4]	$0.27	$0.22	$0.24
Adjusted EBITDA[5]	$60.4	$42.7	$45.4

1	– Constant currency is a non-GAAP measure that adjusts Q4-2016 results by using the same foreign currency exchange rates as in Q4-2017. See “Non-GAAP Financial Measurements” below.
2	– Non-GAAP revenues is a non-GAAP measure that excludes the effect of purchase price accounting adjustments. For a reconciliation of non-GAAP revenues to GAAP revenues, please refer to the segmented information in this release. See “Non-GAAP Financial Measurements” below.

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3	– Non-GAAP Net Income is a non-GAAP measure defined as Net Income (Loss), adjusted for items as noted in the table included in this press release under “Reconciliation of Net Income (Loss) to Non-GAAP Net Income (Loss)”. See “Non-GAAP Financial Measurements” below.
4	– Non-GAAP EPS (earnings per share), or Non-GAAP net income per common share, is a non-GAAP measure defined as Non-GAAP Net Income divided by weighted average number of common shares outstanding, fully diluted. See the table included in this press release under “Reconciliation of Net Income (Loss) to Non-GAAP Net Income (Loss).” See “Non-GAAP Financial Measurements” below.
5	– Adjusted EBITDA is a non-GAAP measure defined as Net Income (Loss), adjusted for items as noted in the table included in this press release under “Reconciliation of Net Income (Loss) to Adjusted EBITDA”. See “Non-GAAP Financial Measurements” below.

“In Q4, our first full quarter following the ShoreTel acquisition, we continued integration actions driving annualized synergies of $38 million to date. Cash generation was strong, enabling the company to end the year with $43 million in cash and pay down debt in the quarter. We expect cash generation to further improve as synergy actions taken during the fourth and first quarters begin taking effect,” said Steve Spooner, Mitel Chief Financial Officer.

Business Highlights

•	As reported by Synergy Research, Mitel is now the #2 UCaaS market share leader globally based on total recurring seats installed. More than 100,000 recurring cloud seats were added during Q4-2017, bringing Mitel’s installed recurring seat count to 1,126,000.

•	A large UK-based retailer and existing Mitel customer migrates to cloud using MiCloud Flex in a deal with a total contract value of $3.5 million.

•	In January, one quarter after acquiring ShoreTel, Mitel outlined its integrated portfolio for North America offering including a suite of best-of-breed solutions designed to provide customers maximum investment protection, choice and flexibility while delivering the best path to the cloud.

•	Frost and Sullivan recently recognized Mitel as the 2017 Growth Excellence Leader in the Unified Communications industry in North America. The evaluation places Mitel ahead of Cisco and Microsoft on the basis of customer impact and growth performance.

Business Outlook

Mitel has set the following financial performance guidance for the quarter ending March 31, 2018

Q1-2018 Guidance
Non-GAAP Revenues[1]	$300 million to $320 million
Non-GAAP Gross Margin %[1]	55.2% to 57.2%
Adjusted EBITDA[2]	$28 million to $38 million
Non-GAAP Net Income[2]	$9 million to $16 million
Diluted Share count	124,500,000
Non-GAAP EPS	$0.07 to $0.13

1

– Non-GAAP Revenues and Non-GAAP Gross Margins exclude purchase accounting adjustments. Reconciliations between Non-GAAP Revenues and Non-GAAP Gross Margin % and the most comparable financial measures calculated in accordance with GAAP have not been provided because

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such reconciliations are not available without unreasonable efforts. More specifically, purchase accounting adjustments are not available without unreasonable efforts due to their high variability, complexity and low visibility due to the recent nature of the ShoreTel acquisition. We expect the adjustments to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
2	– A reconciliation between the Business Outlook for Q1-2018 on a GAAP and non-GAAP basis is provided in the table entitled “Reconciliation of Guidance - Non-GAAP Net Income and Adjusted EBITDA to GAAP Net Income (Loss), before income taxes” located in the tables at the end of this release.

Conference Call Information

Mitel will host an investor conference call and live webcast on Thursday, February 22, 2018 at 8:30 a.m. ET (5:30 a.m. PT) to discuss its financial results for the fourth quarter ended December 31, 2017. To access the conference call, dial 888-734-0328. Callers outside the U.S. and Canada should dial 678-894-3054. The live webcast will be accessible on Mitel’s investor relations website at www.mitel.com. It will be archived and available on this site for replay on or about Thursday, February 22, 2018 after 12:00 p.m. ET. We have also provided a slide deck to help illustrate our financial results. It has been posted on www.mitel.com. Our Form 10-K is expected to be filed with the SEC on or before March 1, 2018 and will include our complete financial results for the quarter and fiscal year ended December 31, 2017.

Investor Analyst Day in New York on February 27th

Mitel will host a meeting for analysts and institutional investors at the Lotte New York Palace Hotel in New York City on Tuesday, February 27, 2018.

Senior members of Mitel’s management team will host a series of presentations and be available to answer analyst and investor questions. Product demonstrations will also be a featured part of the presentation program. The event will begin at 8:00 a.m. ET and conclude by approximately 12:30 p.m. ET. A live audio webcast and replay of the event will be made available on the Investor Relations section of Mitel’s website at www.mitel.com.

Analysts and institutional investors interested in attending should please contact Michael McCarthy, Vice President – Investor Relations for Mitel at michael.mccarthy@mitel.com to confirm their attendance.

Non-GAAP Financial Measurements

This press release includes references to non-GAAP financial measures including non-GAAP revenue, non-GAAP gross margins, Adjusted EBITDA, non-GAAP net income, non-GAAP EPS (earnings per share) or non-GAAP net income per common share and Constant Currency. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. We use these non-GAAP financial measures to assist management and investors in understanding our past financial performance and prospects for the future, including changes in our operating results, trends and marketplace performance. Non-GAAP measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods. Investors are cautioned that non-GAAP financial measures should not be relied upon as a substitute for financial measures prepared in accordance with U.S. generally accepted accounting principles. Please see the reconciliations of non-GAAP financial measures to the most directly comparable U.S. GAAP measure attached to this release.

Forward Looking Statements

Some of the statements in this communication are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. and Canadian securities laws. These include statements using the words believe, target, outlook, may, will, should, could, estimate, continue, expect, intend, plan, predict, potential, project and anticipate, and similar statements which do not describe the present or provide information about the past. There is no guarantee that the expected events or expected results will actually occur. Such statements reflect the current views of management of Mitel and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, operational

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and other factors. Any changes in these assumptions or other factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to Mitel, or persons acting on its behalf, are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections; the integration of Mitel and ShoreTel and the ability to recognize the anticipated benefits from the acquisition of ShoreTel; the anticipated size of the markets and continued demand for Mitel’s products and services; the impact of competitive products and pricing and disruption to the combined business that could result from the acquisition of ShoreTel; access to available financing on a timely basis and on reasonable terms; risks associated with the non-cash consideration received by Mitel in connection with the divestment of Mitel’s mobile business unit; Mitel’s ability to achieve or sustain profitability in the future; fluctuations in quarterly and annual revenues and operating results; fluctuations in foreign exchange rates; current and ongoing global economic instability, political unrest and related sanctions; intense competition; reliance on channel partners for a significant component of sales; dependence upon a small number of outside contract manufacturers to manufacture products; and, Mitel’s ability to successfully implement and achieve its business strategies, including its growth of the company through acquisitions and the integration of recently acquired businesses and realization of synergies, including the acquisition of ShoreTel. Additional risks are described under the heading “Risk Factors” in Mitel’s Annual Report on Form 10-K for the year ended December 31, 2016 and in Mitel’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 filed with the SEC and Canadian securities regulatory authorities on March 1, 2017 and November 2, 2017, respectively. Forward-looking statements speak only as of the date they are made. Except as required by law, Mitel has no intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

About Mitel

A global market leader in business communications powering more than two billion business connections, Mitel (Nasdaq:MITL) (TSX:MNW) helps businesses and service providers connect, collaborate and provide innovative services to their customers. Our innovation and communications experts serve more than 70 million business users in more than 100 countries. For more information, go to www.mitel.com and follow us on Twitter @Mitel.

Mitel is the registered trademark of Mitel Networks Corporation.

All other trademarks are the property of their respective owners.

MITL-F

Contact Information

Media and Industry Analysts Amy MacLeod 613-691-3317 amy.macleod@mitel.com

Investors Michael McCarthy 469-574-8134 michael.mccarthy@mitel.com

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	CY16	CY17	CY17	CY17	CY17
	Q4	Q1	Q2	Q3	Q4
Total Cloud Seats	3,090,361	3,263,255	3,439,959	3,877,805	4,195,510
Recurring Cloud Seats	543,725	588,460	665,616	1,025,106	1,126,399

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MITEL NETWORKS CORPORATION

SUMMARY CONSOLIDATED BALANCE SHEETS

(in millions of US dollars)

(unaudited)

	December 31,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$43.3	$97.3
Accounts receivable	241.0	186.3
Sales-type lease receivables	4.0	5.8
Inventories	84.2	74.9
Other current assets	78.7	57.7
Assets of component held for sale, current	—	121.3

	451.2	543.3
Non-current portion of sales-type lease receivables	5.7	6.7
Deferred tax asset	127.9	185.2
Property and equipment	53.2	39.1
Identifiable intangible assets	420.8	100.4
Goodwill	535.9	346.3
Other non-current assets	35.8	7.9
Assets of component held for sale, non-current	—	332.5

	$1,630.5	$1,561.4

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$260.8	$200.6
Current portion of deferred revenue	160.8	88.0
Current portion of long-term debt	17.1	38.9
Liabilities of component held for sale, current	—	58.3

	438.7	385.8
Long-term debt	612.0	547.1
Long-term portion of deferred revenue	64.1	39.4
Deferred tax liability	13.9	10.0
Pension liability	120.1	145.5
Other non-current liabilities	36.0	25.9
Liabilities of component held for sale, non-current	—	24.8

	1,284.8	1,178.5
Shareholders’ equity	345.7	382.9

	$1,630.5	$1,561.4

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MITEL NETWORKS CORPORATION

SUMMARY STATEMENT OF OPERATIONS INFORMATION

(in millions of US dollars)

(unaudited)

	Quarter Ended December 31, 2017 (US GAAP, except as indicated otherwise)	Quarter Ended December 31, 2016 (US GAAP, except as indicated otherwise)	Year Ended December 31, 2017 (US GAAP, except as indicated otherwise)	Year Ended December 31, 2016 (US GAAP, except as indicated otherwise)
Revenues	$355.9	$259.8	$1,059.1	$987.6
Cost of revenues	158.6	119.5	480.2	455.6

Gross Margin	197.3	140.3	578.9	532.0

Expenses (income):
Selling, general and administrative	112.9	84.2	367.9	339.8
Research and development	36.7	21.8	104.5	96.5
Special charges and restructuring costs	27.0	13.0	83.4	70.8
Amortization of acquisition-related intangible assets	29.2	8.8	54.9	35.1
Income from termination fee received	—	—	—	(60.0)

	205.8	127.8	610.7	482.2

Operating income (loss)	(8.5)	12.5	(31.8)	49.8
Interest expense	(9.7)	(4.1)	(18.7)	(16.8)
Debt retirement and other debt costs	—	—	(18.0)	(2.1)
Other income (expense)	0.9	0.8	(0.1)	2.8

Income (loss) from continuing operations, before income taxes	(17.3)	9.2	(68.6)	33.7
Current income tax recovery (expense)	(4.7)	(13.7)	(6.2)	(15.7)
Deferred income tax recovery (expense)	20.3	18.4	26.5	17.0

Net income (loss) from continuing operations	(1.7)	13.9	(48.3)	35.0
Net loss from discontinued operations	—	(223.1)	(1.4)	(252.3)

Net income (loss)	$(1.7)	$(209.2)	$(49.7)	$(217.3)

Non-GAAP measures:
Adjusted EBITDA from continuing operations	$60.4	$42.7	$144.6	$129.6
Adjusted EBITDA from discontinued operations	$—	$12.9	$(12.2)	$32.0
Adjusted EBITDA	$60.4	$55.6	$132.4	$161.6

Non-GAAP net income from continuing operations	$33.1	$27.3	$81.1	$74.9
Non-GAAP net income from discontinued operations	$—	$4.7	$(12.7)	$3.2
Non-GAAP net income	$33.1	$32.0	$68.4	$78.1

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MITEL NETWORKS CORPORATION

Cash flow information

(in millions of US dollars)

(unaudited)

	Quarter Ended December 31, 2017	Quarter Ended December 31, 2016	Year Ended December 31, 2017	Year Ended December 31, 2016
Cash provided by (used in):
Net cash provided by (used in) operating activities	$7.1	$37.2	$36.7	$99.7
Net cash provided by (used in) investing activities	(16.2)	(5.4)	(93.3)	(17.3)
Net cash provided by (used in) financing activities	(3.0)	(1.2)	(6.5)	(69.0)
Effect of exchange rate changes on cash balances	—	(3.1)	5.6	(4.2)

Net increase (decrease) in cash and cash equivalents	(12.1)	27.5	(57.5)	9.2

Cash and cash equivalents, beginning of period	55.4	73.3	100.8	91.6

Cash and cash equivalents, end of period	$43.3	$100.8	$43.3	$100.8

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MITEL NETWORKS CORPORATION

Revenue and Gross Margin

(in millions of US dollars)

(unaudited)

	Quarter Ended December 31, 2017	Quarter Ended December 31, 2016	Year Ended December 31, 2017	Year Ended December 31, 2016
Revenues
Enterprise—Product	$191.9	$160.9	$613.6	$599.2
Enterprise—Services	87.7	68.8	271.3	273.0
Cloud—Recurring	77.8	30.1	175.7	115.4
Purchase accounting adjustments	(1.5)	—	(1.5)	—

Total revenues	$355.9	$259.8	$1,059.1	$987.6

Gross margin
Enterprise—Product	$104.0	$89.9	$340.8	$343.2
Enterprise—Services	54.5	35.0	150.1	131.0
Cloud—Recurring	40.3	15.4	89.5	57.8
Purchase accounting adjustments	(1.5)	—	(1.5)	—

Total gross margin	$197.3	$140.3	$578.9	$532.0

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MITEL NETWORKS CORPORATION

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(in millions of US dollars)

(unaudited)

	Quarter Ended December 31, 2017	Quarter Ended December 31, 2016	Year Ended December 31, 2017	Year Ended December 31, 2016
Net income (loss)	$(1.7)	$(209.2)	$(49.7)	$(217.3)
Net loss from discontinued operations	—	223.1	1.4	252.3

Net income (loss) from continuing operations	(1.7)	13.9	(48.3)	35.0
Adjustments:
Interest expense	9.7	4.1	18.7	16.8
Income tax expense (recovery)	(15.6)	(4.7)	(20.3)	(1.3)
Amortization and depreciation	36.9	13.3	76.0	54.4
Foreign exchange loss (gain)	(0.7)	(0.4)	2.2	(1.9)
Special charges and restructuring costs	27.0	13.0	83.4	70.8
Stock-based compensation	3.6	3.5	14.4	13.7
Debt retirement and other debt costs	—	—	18.0	2.1
Income from termination fee received and other	(0.3)	—	(1.0)	(60.0)
Purchase accounting adjustments	1.5	—	1.5	—

Adjusted EBITDA from continuing operations	60.4	42.7	144.6	129.6
Adjusted EBITDA from discontinued operations(1)	—	12.9	(12.2)	32.0

Adjusted EBITDA	$60.4	$55.6	$132.4	$161.6

(1)	The reconciliation of net loss from discontinued operations to Adjusted EBITDA from discontinued operations for the three months ended December 31, 2016 consists of interest expense of $5.5 million, income tax recovery of $2.1 million, amortization and depreciation of $11.6 million, special charges and restructuring costs of $7.4 million, stock-based compensation of $0.8 million and goodwill impairment of $212.8 million. The reconciliation of net loss from discontinued operations to Adjusted EBITDA from discontinued operations for the year ended December 31, 2016 consists of interest expense of $22.0 million, income tax recovery of $14.3 million, amortization and depreciation of $46.3 million, special charges and restructuring costs of $13.2 million, stock-based compensation of $3.1 million, purchase accounting adjustments of $1.2 million and goodwill impairment of $212.8 million. The reconciliation of net loss from discontinued operations to Adjusted EBITDA from discontinued operations for the year ended December 31, 2017 consists of interest expense of $3.7 million, income tax recovery of $6.6 million and a gain on disposal of $7.9 million.

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MITEL NETWORKS CORPORATION

Reconciliation of Net Income (Loss) to Non-GAAP Net Income (Loss)

(in millions of US dollars, except per share amounts)

(unaudited)

	Quarter Ended December 31, 2017	Quarter Ended December 31, 2016	Year Ended December 31, 2017	Year Ended December 31, 2016
Net income (loss)	$(1.7)	$(209.2)	$(49.7)	$(217.3)
Net loss from discontinued operations	—	223.1	1.4	252.3

Net income (loss) from continuing operations	(1.7)	13.9	(48.3)	35.0
Income tax expense (recovery)	(15.6)	(4.7)	(20.3)	(1.3)

Net income (loss) from continuing operations, before income taxes	(17.3)	9.2	(68.6)	33.7

Adjustments:
Foreign exchange loss (gain)	(0.7)	(0.4)	2.2	(1.9)
Special charges and restructuring costs	27.0	13.0	83.4	70.8
Stock-based compensation	3.6	3.5	14.4	13.7
Amortization of acquisition-related intangible assets	29.2	8.8	54.9	35.1
Debt retirement and other debt costs	—	—	18.0	2.1
Income from termination fee received and other	(0.3)	—	(1.0)	(60.0)
Purchase accounting adjustments	1.5	—	1.5	—

Non-GAAP net income from continuing operations, before income taxes	43.0	34.1	104.8	93.5
Non-GAAP tax expense(1)	(9.9)	(6.8)	(23.7)	(18.6)

Non-GAAP net income from continuing operations	33.1	27.3	81.1	74.9
Non-GAAP net income (loss) from discontinued operations(2)	—	4.7	(12.7)	3.2

Non-GAAP net income	$33.1	$32.0	$68.4	$78.1

Non-GAAP net income (loss) per share, diluted:
Non-GAAP net income per common share, continuing operations	$0.27	$0.22	$0.65	$0.60
Non-GAAP net income (loss) per common share, discontinued operations	$—	$0.03	$(0.10)	$0.02
Non-GAAP net income per common share	$0.27	$0.25	$0.55	$0.62
Weighted-average number of common shares outstanding, fully diluted (in millions):	124.1	125.7	124.6	125.5

(1)	Non-GAAP tax expense is based on an effective tax rate of 23% for the quarter ended December 31, 2017 and approximately 20% for all prior periods.
(2)	The reconciliation of net loss from discontinued operations to Non-GAAP net income from discontinued operations for the quarter ended December 31, 2016 consists of amortization of acquisition-related intangible assets of $10.1 million, special charges and restructuring costs of $7.4 million, stock-based compensation of $0.8 million, income tax recovery of $3.3 million and goodwill impairment of $212.8 million.

The reconciliation of net loss from discontinued operations to Non-GAAP net loss from discontinued operations for the year ended December 31, 2017 consists of amortization of acquisition-related intangible assets of $nil, special charges and restructuring costs of $nil, stock-based compensation of $nil, income tax recovery of $3.4 million and a gain on the sale of the business of $7.9 million.

The reconciliation of net loss from discontinued operations to Non-GAAP net loss from discontinued operations for the year ended December 31, 2016 consists of amortization of acquisition-related intangible assets of $40.4 million, special charges and restructuring costs of $13.2 million, stock-based compensation of $3.1 million, income tax recovery of $15.2 million, purchase accounting adjustments of $1.2 million and goodwill impairment of $212.8 million.

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MITEL NETWORKS CORPORATION

Reconciliation of Guidance

Non-GAAP Net Income and Adjusted EBITDA to GAAP Net Income (Loss), before income taxes

(in millions of US dollars)

(unaudited)

As a percentage of Non-GAAP Revenue
Non-GAAP net income	$9 - 16
Non-GAAP tax expense(1)	(5) - (2)

Non-GAAP net income, before income taxes	11 - 21
Adjustments(2):
Special charges and restructuring costs(3)	8 - 10
Stock-based compensation	3 - 5
Amortization of acquisition-related intangible assets	26 - 27

Net income (loss), before income taxes(4)	(31) - (16)

Adjusted EBITDA	$28 - 38
Adjustments(2):
Interest expense	10
Amortization and depreciation	33 - 34
Special charges and restructuring costs(3)	8 - 10
Stock-based compensation	3 - 5

Net income (loss), before income taxes(4)	(31) - (16)

(1)	Non-GAAP tax expense is based on an estimated effective tax rate of 23%.
(2)	Adjustments for foreign exchange, purchase accounting adjustments and debt retirement costs are not available without unreasonable efforts and are excluded from the reconciliation due to the high variability, complexity and low visibility. We expect the adjustments to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
(3)	The amount and timing of special charges and restructuring costs depend on several factors, including future revenue levels, opportunities for operating efficiencies, and the size and timing of acquisition activities. As a result, we expect the charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
(4)	The guidance reconciliations above reconcile to GAAP net income (loss), before income taxes, as opposed to GAAP net income (loss), because income tax expense (recovery) guidance is not available without unreasonable efforts due to the high variability, complexity and low visibility of the Company’s quarterly income tax provision. We expect income tax expense (recovery) to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
(5)	Non-GAAP earnings per share is calculated by dividing non-GAAP net income by the estimated diluted share count.